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EXHIBIT NO. 5.1

LAW OFFICES OF
CARMINE J. BUA                                          SUITE 333
                                                3838 CAMINO DEL RIO NORTH
                                             SAN DIEGO, CALIFORNIA 92108-1789
                                                TELEPHONE (619) 280-8000
                                                FACSIMILE (619) 280-8001

                                                 REPLY TO FILE NO. 3654S

                      January 22, 2002


Board of Directors
Wall Street Web, Inc.
71 Irvington Street
Westwood, NJ 07675

     Re:  My Legal Opinion Pursuant to SEC Form SB-2
          Registration Statement - Wall Street Web, Inc.

Dear Gentlemen:

     You have requested my opinion as counsel for Wall Street Web, Inc., a New Jersey corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") in connection with a Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

     The undersigned is admitted to practice and is in good standing with the State Bar of California.

     1. The Registration Statement: The Registration Statement relates to the registration of 3,524,125 shares of restricted common stock of the Company of which 1,547,500 such shares are presently issued (the "Issued Shares") and of which 1,976,625 such shares are available through the exercise of Warrants earlier issued by the Company (the "Warrant Shares"). The Issued Shares and the Warrant Shares are collectively referred to herein as the "Shares."

     2. Basis for Opinion: The documentary basis and other basis for this opinion is my review and analysis of the below listed items:

       1. The Company's Articles of Incorporation, Certificates of Amendment, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists
          (collectively the "Company Records").

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Board of Directors
January 22, 2002
Page 2

       2. The Registration Statement.

       3. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

       4. The applicable provisions of the Securities Act of 1933 as amended, and the Rules and Regulations promulgated thereunder (collectively the "Act").

       5. The applicable securities and corporation's provisions of the New Jersey Revised Statutes (collectively the "New Jersey Statutes").

       6. That I have assumed that the documents and signatures examined by me are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

     3. Legal Opinion: Based upon my review of the Company Records, the Registration Statement, the Eligibility Requirements, the Act and the New Jersey Statutes, I am of the opinion that:

       1. Organization and Qualification: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to cond?ct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

       2. Compliance With Eligibility Requirements of Form SB-2:
          After reasonable investigation, I have no actual knowledge that the Eligibility Requirements for use of Form SB-2 have not been satisfied with respect to the Registration Statement.


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Board of Directors
January 22, 2002
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       3. Warrants Duly Authorized and Validly Issued: That the Warrants
          covered by the Registration Statement have been duly authorized by the Company and they are legally and validly issued and will permit the holders thereof to purchase up to a total of 1,976,625 shares of common stock.

       4. Warrant Shares Duly Authorized and Validly Issued: That when the underlying Warrant Agreements are properly exercised by the Warrant Holders and the requisite consideration is received by the Company, such shares will be duly authorized, legally and validly issued and fully paid and non-assessable.

       5. Shares Duly Authorized and Validly Issued: That when the Registration Statement has become effective, the Shares consisting of both the Issued Shares and the Warrant Shares will be duly authorized, legally and validly issued and fully paid and non-assessable.

     4. Consent to Use of Legal Opinion: I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

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                              Very truly yours,

                               /S/ CARMINE J. BUA, III

                              CARMINE J. BUA, III

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